Exhibit 3.2 KNOLL, INC. Incorporated Under the Laws of the State of Delaware AMENDED AND RESTATED BY-LAWS (effective August 8, 2018) ARTICLE I OFFICES The registered office of Knoll, Inc. (the “Corporation”) in Delaware shall be in the City of Wilmington, County of New Castle. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require. ARTICLE II STOCKHOLDERS Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business will be held in such city and state and at such date, time and place as may be designated by the Board of Directors and set forth in the notice of such meeting. At any annual meeting of stockholders of the Corporation, only such business shall be conducted as may properly be brought before the meeting in accordance with these Amended and Restated By-Laws (as amended from time to time in accordance with the terms hereof, these “By-Laws”). Section 2. Special Meetings. (a) Special meetings of the stockholders for any purpose may be called (1) at any time by the Board of Directors or by its Chairman, or by the Chief Executive Officer, or (2) by the Secretary at the request in writing of the holders of a majority of the outstanding shares of capital stock entitled to vote on any issue proposed to be considered at such special meeting; provided that a special meeting requested by one or more stockholders pursuant to this Section 2(a) shall be called by the Secretary only if the stockholder(s) requesting such meeting comply with this Section 2 and applicable law. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting or otherwise properly brought before the special meeting.

(b) A stockholder or stockholders holding the requisite percentage of the voting power of all shares entitled to vote may request that the Secretary call a special meeting of the stockholders pursuant to Article II, Section 2(a)(2) by delivering a written request to the Secretary of the Corporation at the principal executive offices of the Corporation by registered mail, return receipt requested, that the Board of Directors call such special meeting. To be in proper form, such written request shall (1) bear the signature and the date of signature by the stockholder of record submitting such request and set forth the name and address of such stockholder as they appear in the corporation’s books; (2) set forth a statement of the specific purpose or purposes of the stockholder requested special meeting and the matters proposed to be acted on at such stockholder requested special meeting, (3) include the information set forth in Article II, Section 10 of these By-laws; and (4) include an acknowledgment by each stockholder and any duly authorized agent that any disposition of shares of common stock as to which such stockholder has beneficial ownership as of the date of delivery of the written request and prior to the record date for the proposed special meeting requested by such stockholder shall constitute a revocation of such request with respect to such shares. In addition, the stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the Corporation to allow it to satisfy its obligations under applicable law. (c) Within 30 days after receipt of a valid request for a special meeting of stockholders under this Section 2, the Board of Directors shall cause a special meeting of stockholders to be called and held on notice no later than 90 days after receipt of the valid request, at the expense of the Corporation. Special meetings, including any postponements or adjournments thereof, shall be held on the date and at the time and place fixed by the Chairman of the Board or the Board of Directors. Any requesting stockholder may revoke a written request for a special meeting at any time prior to the commencement of the special meeting by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, following such revocation at any time before the commencement of the special meeting, the remaining stockholders who called the special meeting hold in the aggregate less than the percentage of shares required to demand a special meeting under this Section 2, the Board of Directors, in its discretion, may cancel the requested special meeting. (d) In connection with a special meeting called by one or more stockholders in accordance with this Section 2, the stockholder or stockholders shall further update the information previously provided to the Corporation in connection with the written demand for a special meeting, so that the information provided or required to be provided in such demand pursuant to this Section 2 shall be true and correct as of the record date for the special meeting and as of the date that is ten days prior to the special meeting or any postponement or adjournment thereof, and such update shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the update required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof)). (e) Notwithstanding the foregoing, the Corporation shall not be required to convene a special meeting called by one or more stockholders of the Corporation if (1) the demand for such 2 special meeting does not comply with this Section 2, (2) the request relates to an item of business that is not a proper subject for action by the stockholders of the Corporation under applicable law or (3) the request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. Compliance by the requesting stockholder or group with the requirements of this Section 2 and related provisions of these By-Laws shall be determined by the Board of Directors, which determination shall be conclusive and binding on the stockholder or stockholders making such demand for a special meeting. Except in accordance with this Section 2, stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders; provided, however, that nothing herein shall prohibit the Corporation from submitting matters to a vote of the stockholders at a special meeting called by one or more stockholders. Section 3. Notice of Meetings. Not less than 10 days nor more than 60 days before the date of every stockholder’s meeting, the Secretary shall give to each stockholder entitled to vote at such meeting and each other stockholder entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law. Section 4. Waiver of Notice. Any stockholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the stockholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A stockholder’s attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder or his or her proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder or his or her proxy objects to considering the matter before it is voted upon. Section 5. Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who will be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) or by these By-Laws. Section 6. Adjournment or Postponement of Meetings. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy, may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class. If a quorum is present at the meeting as originally 3 called, it shall also be deemed present at an adjourned or recessed session of such meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called. The Board of Directors may, at any time prior to the holding of an annual meeting, or a special meeting not called at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote, and for any reason, postpone, reschedule or cancel such previously- scheduled meeting. The meeting may be postponed or rescheduled to such time and place as specified in a notice of postponement or rescheduling of such meeting. Section 7. Voting List. The Secretary will prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders. Section 8. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Each stockholder entitled to vote will at every meeting of the stockholders be entitled to one vote for each share of stock (or such other number of votes as shall be provided in the Certificate of Incorporation, including any certificate of designation, with respect to any class or series of stock) registered in his or her name on the record of stockholders. At all meetings of stockholders, all matters, except as otherwise provided by statute and except that directors shall be elected by a plurality vote in a Contested Election, will be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot. Section 9. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock will go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders, and any adjournment of a meeting of stockholders, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise the rights in respect of any change, 4 conversion or exchange of capital stock, or to give consent. Only the stockholders that are stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, the meeting of stockholders, and any adjournment of the meeting, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, or to give the consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after the record date fixed in accordance with this Section 9. Section 10. Notice of Stockholder Proposals. (a) Annual Meetings of Stockholders. (1) To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly and timely brought before the meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in Article II, Section 10 of these By-Laws, on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders and at the time of such annual meeting of stockholders, (B) who is entitled to vote at the annual meeting of stockholders, and (C) who complies with the notice procedures set forth in this By-Law as to such nominations, including, but not limited to, the procedures regarding such notice’s timeliness and required form. (2) For business (other than nominations of persons for election to the Board of Directors which shall be made in accordance with the procedures set forth in Article III, Section 3 of these By-Laws) to be properly brought before an annual meeting by a stockholder pursuant to Article II, Section 10(a)(1)(iii) of these By-laws, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than 5:00 p.m. Eastern Time on the 120th calendar day, and not later than 5:00 p.m. Eastern Time on the ninetieth 90th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than 120 days prior to the date of such annual meeting and not later than 90 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. (3) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing, 5

(i) as to each matter the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting; (B) the text of the proposal (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend any incorporation document, including, but not limited to, the Certificate of Incorporation or these By-laws, the language of the proposed amendment); and (C) a complete and accurate description of any material interest in such business of each stockholder and any Stockholder Associated Persons (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Persons therefrom, and all other information related to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such stockholder or any Stockholder Associated Persons pursuant to Regulation 14A under the Exchange Act; (ii) as to the stockholder giving notice and any Stockholder Associated Person (as defined below): (A) the name and record address of such stockholder and Stockholder Associated Person (including, if applicable, as they appear on the Corporation’s books and records); (B) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition; (C) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder or Stockholder Associated Person; (D) short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these By-Laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) a complete and accurate description of all agreements, arrangements or understandings (whether written or oral) (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, hedging 6 transactions, and borrowed or loaned shares) (a “Derivative Instrument”) that have been entered into as of the date of the stockholder’s notice or any supplement thereto by, or on behalf of, such stockholder or Stockholder Associated Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation; (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or Stockholder Associated Person; (G) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments, held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder or Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (II) is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (H) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (I) a complete and accurate description of all agreements, arrangements and understandings, written or oral and formal or informal, (I) between or among the stockholder giving the notice and any of the Stockholder Associated Persons or (II) between or among the stockholder giving the notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the foregoing or the proposal of business by a stockholder, including without limitation (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposing stockholder or Stockholder Associated Persons has the right to vote any shares of any security of the Corporation; (y) any understanding, formal or informal, written or oral, that the stockholder giving the notice or any of the Stockholder Associated Persons may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of or related to any business proposed, or other action to be taken, by the proposing stockholder or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by the stockholder giving the notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice or any Stockholder Associated Person or other person or entity); (J) a complete and accurate description of any performance- related fees (other than an asset-based fee) to which the person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and 7

(K) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; (iii) a summary of any material discussion regarding the business to be brought before the meeting between such stockholder and any Stockholder Associated Persons, on the one hand, and any other record or beneficial owners of the shares of common stock of the Corporation or any other class or series of capital stock of the Corporation (including their names), on the other hand, and to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business; (iv) complete and accurate description of any pending, or to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate of the Corporation; (v) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies in support of such proposal; (vi) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act; (vii) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for such business, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder; and (viii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and an acknowledgment that if such stockholder does not appear to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. (b) General. 8

(1) No business (other than nominations of persons for election to the Board of Directors which shall be made in accordance with the procedures set forth in Article III, Section 3 of these By-Laws) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was properly brought before the meeting in accordance with the procedures set forth in this Section 10, and (ii) if any proposed business was not brought in compliance with this Section 10 to declare that such proposal is defective and shall be disregarded. (2) A stockholder providing notice under this Section 10 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not later than five business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the special meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof). (3) If the information submitted pursuant to this Section 10 by any stockholder proposing business for consideration at an annual meeting shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with this By-Law. Any such stockholder shall notify the Corporation of any inaccuracy or change in any such information within two business days of becoming aware of such inaccuracy or change. Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this By-Law, and (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 10 as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 10. (4) In addition to the provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals to be considered pursuant to this Section 10. 9

(5) Nothing in this By-Law shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. (6) As used in these By-Laws, including this Section 10 and Article III, Section 3 of these By-Laws, (i) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (ii) “Stockholder Associated Person” shall mean (A) any person who is a member of a “group” (as such term is used in Rule 13d‑5 of the Exchange Act) with or otherwise acting in concert with such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (C) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and beneficially owns, directly or indirectly, shares of stock of the Corporation, (D) any person that directly or indirectly through one or more intermediaries, controls such stockholder or any Stockholder Associated Person and (E) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable; and (iii) “public disclosure” shall be deemed to include a disclosure made in a press release reported by a national news service, in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed. (7) Notwithstanding anything in these By-Laws to the contrary, except as otherwise determined by the chairman of the meeting, if the stockholder giving notice as provided for in this Section 10 does not appear in person or by proxy at such annual or special meeting to present the proposed business, such matter shall not be considered at the meeting. (8) Notwithstanding anything in this By-Law to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Article III, Section 3 of these By-Laws for any such nomination to be properly brought before such meeting. Section 11. Action Without Meeting. (a) Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted and if the procedures in this Section 11 shall have been complied with. (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (the “Consent Record Date”), which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the 10

Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary at the principal executive offices of the Corporation, first request the Board of Directors to fix a Consent Record Date for such purpose, which request shall be in proper form as provided in Article II, Section 11(c) of these By-laws. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received or five days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates is an action that may be taken by written consent of stockholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of the stockholders in lieu of a meeting under this Section 11(b) and applicable law. If such request is valid, the Board of Directors may adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 11(b)). If (x) the request required by this Section 11(b) has been determined by the Board of Directors to be valid and to relate to an action that may be effected by written consent in accordance with this Section 11(b) and applicable law or (y) no such determination shall have been made by the date required by this Section 11(b), and in either event no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to take corporate action by written consent without a meeting, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Article II, Section 11(d) of these By-laws. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at 5:00 p.m. Eastern Time on the date on which the Board of Directors adopts the resolution taking such prior action. (c) To be in proper form for purposes of Article I, Section 11(b) of these By-laws, a request by a stockholder for the Board of Directors to fix a record date shall set forth the action proposed to be taken by written consent of stockholders in lieu of a meeting and must contain such information and representations, to the extent applicable, required by these By-laws as though such stockholder were intending to bring business before a meeting of stockholders (including the notice and other procedures set forth in Article II, Section 10 of these By-laws). Notwithstanding anything to the contrary contained in this Section 11(c), upon receipt of a request by a stockholder to set a record date in order to have stockholders authorize or take corporate action by written consent, the Board of Directors may require the stockholder(s) submitting such request to furnish such other information as may be requested by the Board of Directors to determine the validity of the request required by this Section 11(c) and to determine whether such request relates to an action that may be effected by written consent of stockholders in lieu of a meeting under this Section 11(c) and applicable law. (d) Every written consent pursuant to this Section 11 shall bear the date of signature of each stockholder who shall sign such consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 11, written consents signed by a sufficient number of stockholders to take action shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the 11 stockholders are recorded. Delivery of written consents under this Section 11 shall be by hand or by certified or registered mail, return receipt requested. (e) In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall promptly engage nationally recognized independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such inspectors of election have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. (f) Any stockholder seeking an action proposed to be taken by written consent shall further update the information previously provided by such stockholder to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 11 shall be true and correct (i) as of the record date for determining the stockholders eligible to take such action and (ii) as of the date that is ten days prior to the date the consent solicitation is commenced. Such update shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not later than 5:00 p.m. Eastern Time five business days after the Consent Record Date (in the case of the update required to be made as of the record date) and not later than five business days prior to the date that the consent solicitation is commenced (in the case of the update required to be made as of ten business days prior to the date the consent solicitation is commenced). Any stockholder giving a written consent, or the stockholder’s proxy holder, may revoke the consent in any manner permitted by applicable law. (g) Notwithstanding anything to the contrary set forth above, (1) none of this Section 11 shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the Board of Directors and (2) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law. (h) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing. Section 12. Conduct of Meetings. The Chairman of the Board of Directors, or in his or her absence any other officer or director designated by the Chairman of the Board, shall preside at all annual or special meetings of stockholders. To the maximum extent permitted by law, the presiding person will have the power to set procedural rules, including without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; 12

(g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding the meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; (i) restricting the use of audio/video recording devices and cell phones; and (j) complying with any state and local laws and regulations concerning safety and security. The Secretary of the Corporation will act as secretary of each meeting. In the absence of the Secretary, the chairman of the meeting will appoint any person to act as secretary of the meeting. Unless otherwise determined by the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. ARTICLE III DIRECTORS Section 1. Number and Qualifications. The Board of Directors will consist of such number of directors as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders. Section 2. Election, Term of Office and Qualifications. Each director of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her earlier death, resignation or removal in the manner hereinafter provided. The Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III and shall be elected for three-year terms as provided in the Certificate of Incorporation. Except as otherwise provided by these By-Laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). Section 3. Notice of Nominations of Directors. (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors at an annual meeting of stockholders may be made (i) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors, or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this By- Law, on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders and at the time of such annual meeting of stockholders, (B) who is entitled to vote at the annual meeting of stockholders, and (C) who complies with the notice procedures set forth in this By-Law as to such nominations, including, but not limited to, the procedures regarding such notice’s timeliness and required form. 13

(2) For a stockholder’s notice of nomination of persons for election to the Board of Directors at an annual meeting of stockholders to be brought before an annual meeting by a stockholder pursuant to Section 3(a)(1)(ii) of this By-Law, the stockholder must have been given timely notice thereof to the Secretary. To be considered timely, a stockholder’s notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than 5:00 p.m. Eastern Time on the 120th calendar day, and not later than 5:00 p.m. Eastern Time on the 90th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than 120 days prior to the date of such annual meeting and not later than 90 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding anything in this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public disclosure by the Corporation, naming all of the nominees for directors or specifying the size of the increased Board of Directors, at least 90 calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting, a stockholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the 10th calendar day following the day on which such public announcement is first made by the Corporation. (3) To be in proper written form, a stockholder’s notice of nomination to the Secretary shall set forth in writing: (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any: (A) the name, age, business address and residence address of such Proposed Nominee; (B) the principal occupation and employment of such Proposed Nominee; (C) written questionnaire with respect to the background and qualification of such Proposed Nominee completed by the Proposed Nominee in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within ten days of receiving such request); 14

(D) such Proposed Nominee’s executed written consent to being named in the proxy statement as a nominee; (E) such Proposed Nominee’s written representation and agreement in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within ten days of receiving such request) that: (I) such Proposed Nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (II) such Proposed Nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (III) such Proposed Nominee would, if elected as a director, comply with applicable law of the exchanges upon which the corporation’s shares of common stock trade, all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors, and applicable fiduciary duties under state law and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (IV) such Proposed Nominee intends to serve a full three-year term if elected as a director of the Corporation; and (V) such Proposed Nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (F) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in a Contested Election (as defined below), or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; (G) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (ii) as to the stockholder giving notice, any Proposed Nominee and any Stockholder Associated Person: 15

(A) the name and record address of such stockholder and Stockholder Associated Person (including, if applicable, as they appear on the Corporation’s books and records); (B) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder, any Proposed Nominee or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition; (C) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person; (D) short interest of such stockholder, Proposed Nominee or Stockholder Associated Person in any security of the Corporation (for purposes of these By-Laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) a complete and accurate description of all Derivative Instruments that have been entered into as of the date of the stockholder’s notice or any supplement thereto by, or on behalf of, such stockholder, Proposed Nominee or Stockholder Associated Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation; (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person; (G) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments, held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, Proposed Nominee or Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (II) is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (H) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (I) a complete and accurate description of all agreements, arrangements and understandings, written or oral and formal or informal, (I) between or among the stockholder giving the notice and any of the Stockholder Associated Persons or (II) between 16 or among the stockholder giving the notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the foregoing or any Proposed Nominee, including without limitation (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposing stockholder or Stockholder Associated Persons has the right to vote any shares of any security of the Corporation; (y) any understanding, formal or informal, written or oral, that the stockholder giving the notice or any of the Stockholder Associated Persons may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee, or other action to be taken, by the proposing stockholder or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by the stockholder giving the notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice or any Stockholder Associated Person or other person or entity); (J) a complete and accurate description of any performance- related fees (other than an asset-based fee) to which the person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and (K) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; (iii) a summary of any material discussion regarding the nominees proposed to be brought before the meeting between such stockholder and any Stockholder Associated Persons, on the one hand, and any other record or beneficial owners of the shares of common stock of the Corporation or any other class or series of capital stock of the Corporation (including their names), on the other hand, and to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the Proposed Nominee for election or reelection as a director; (iv) complete and accurate description of any pending, or to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate of the Corporation; (v) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the Proposed Nominee and/or (2) otherwise to solicit proxies in support of such Proposed Nominee; (vi) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting 17 power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act; (vii) such other information regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for such nominee, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder; and (viii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear in person or by proxy at the annual meeting to nominate any Proposed Nominees, and an acknowledgment that if such stockholder does not appear to present such nominee at such annual meeting, the Corporation need not present such nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition to the information required above, the Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors. (b) Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (1) pursuant to the Corporation’s notice of meeting, (2) by or at the direction of the Board of Directors, or (3) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this By-Law, (ii) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such meeting, (iii) is a stockholder of record at the time of such meeting, (iv) is entitled to vote at such meeting, and (v) complies with the notice procedures set forth in this By-Law as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 3 with respect to any nomination shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than 5:00 p.m. Eastern Time on the 120th calendar day prior to the date of such special meeting and not later than 5:00 p.m. Eastern Time on the later of the 90th calendar day prior to the date of such special meeting or, if the first public announcement made by the Corporation of the date of such special meeting is less than 100 days prior to the date of such 18 special meeting, not later than the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. (c) General. (1) Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election at a meeting of stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the Chairman of the Board or other person presiding at the meeting shall have the power and duty (i) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 3, and (ii) if any proposed nomination was not made in compliance with Section 3 to declare that such defective nomination is null and void and shall be disregarded. (2) A stockholder providing notice under this Section 3 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not later than five business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the special meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders. (3) If the information submitted pursuant to this By-Law by any stockholder proposing nominees for election at an annual or special meeting shall be inaccurate in any respect, such information shall be deemed not to have been provided in accordance with this By-Law. Any such stockholder shall notify the Corporation of any inaccuracy or change in any such information within two business days of becoming aware of such inaccuracy or change. Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing nominees for election at an annual or special meeting shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this By-Law, and (ii) a written update of any information (including, 19 if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination before the meeting) submitted by the stockholder pursuant to this Section 3 as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this By-Law. (4) In addition to the provisions of this By-Law, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to this Section 3. (5) Notwithstanding anything in these By-Laws to the contrary, except as otherwise determined by the chairman of the meeting, if the stockholder giving notice as provided for in this Section 3 does not appear in person or by proxy at such annual or special meeting to present the Proposed Nominee or nominees, such nominees shall not be considered at the meeting. (6) Nothing in this By-Law shall be deemed to affect any rights of the holders of any series of Preferred Stock, if and to the extent provided for, under law, the Certificate of Incorporation or these By-Laws. Section 4. Removal and Resignation of Directors. (a) A director may be removed from office only for cause and only by vote of at least a majority of the outstanding stock entitled to vote in an election of directors. For purposes of this Section 4, “cause” shall have the meaning ascribed thereto in Article SIXTH of the Certificate of Incorporation. (b) Any director may resign at any time. Such resignation will take effect at the time specified in the resignation, and if no time is specified, at the time of its receipt by the Chairman, Chief Executive Officer or Secretary. The acceptance of a resignation will not be necessary to make it effective, unless so specified in the resignation. Section 5. Filling of Vacancies. Any vacancy on the Board of Directors, however resulting, and any newly created directorship resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, shall be filled only by the directors then in office, even if less than a quorum, or by a sole remaining director, provided, that if the directors fail to fill any vacancy, the stockholders may at any special meeting called for that purpose fill the vacancy. Any director elected to fill a vacancy shall hold office, subject to the right of removal as provided in the Certificate of Incorporation or these By- Laws, for a term that shall coincide with the term of the class to which such director shall have been elected or appointed and until his or her successor is elected and qualified. Section 6. Regular Meetings. The Board of Directors will hold a regular meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other annual meetings 20 may be held at any time as may be determined from time to time by resolution of the Board of Directors. Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the Chief Executive Officer. Section 8. Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting. Notice of any special meeting, and except as the Board of Directors may otherwise determine by resolution, notice of any annual meeting, will be mailed to each director addressed to him or her at his or her residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him or her by facsimile, personally, by telephone or by electronic mail at his or her electronic mail address on record with the Corporation, not later than the day before the day on which the meeting is to be held; provided, however, that if the Chairman of the Board or the Chief Executive Officer determines that it is otherwise necessary or advisable to hold the meeting sooner, the Chairman of the Board of Directors or the Chief Executive Officer, as the case may be, may prescribe a shorter notice to be given by facsimile, personally, by telephone or by electronic mail. No notice of the annual meeting of the Board of Directors will be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present. Section 9. Business Transacted at Meetings, etc. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum is present, whether the business or proposed action is stated in the notice of that meeting or not, unless special notice of such business or proposed action is required by statute. Section 10. Quorum. A majority of the Board of Directors at any time in office will constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present will be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-Laws. The members of the Board of Directors will act only as the Board of Directors and the individual members of the Board of Directors will not have any powers in their individual capacities. Section 11. Compensation. The Board shall have the authority to fix the form and amount of compensation paid to directors, including fees and reimbursement of expenses paid for attendance at regular or special meetings of the Board of Directors or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor. Section 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent to the action in writing. The writing or writings evidencing such consent shall be filed with the minutes of the proceedings of the Board of Directors or committee. Section 13. Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee of the Board of Directors, will, except as otherwise provided 21 by law, the Certificate of Incorporation or these By-Laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and this participation will constitute presence in person at the meeting. Section 14. Chairman of the Board. The Chairman of the Board shall be chosen from among the directors. Except as otherwise provided in these By-Laws, the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall be the medium of communication to the Board of Directors and to the standing committees of all matters presented for their consideration, and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors. ARTICLE IV COMMITTEES Section 1. Audit Committee. The Board of Directors shall have an Audit Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, that the composition of the Audit Committee shall comply, to the extent required, with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Audit Committee shall have the powers and perform the duties set forth in the audit committee charter adopted by the Board of Directors. Section 2. Compensation Committee. The Board of Directors shall have a Compensation Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, that the composition of the Compensation Committee shall comply, to the extent required, with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Compensation Committee shall have the powers and perform the duties set forth in the compensation committee charter adopted by the Board of Directors. Section 3. Nominating and Corporate Governance Committee. The Board of Directors shall have a Nominating and Corporate Governance Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, that the composition of the Nominating and Corporate Governance Committee shall, to the extent required, comply with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Nominating and Corporate Governance Committee shall have the powers and perform the duties set forth in the nominating and corporate governance committee charter adopted by the Board of Directors. Section 4. Executive Committee. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee will, during the intervals between meetings of the Board of Directors, have and exercise all of the 22 powers of the Board of Directors, other than such powers and duties as are granted to the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, in the management of the business and affairs of the Corporation, subject only to restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the DGCL, and will have power to authorize the seal of the Corporation to be affixed to all papers that may require it. Section 5. Other Committees. Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for an amount of time and have powers and perform duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee. Section 6. Removal. Subject to the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, each to the extent applicable, any member of these committees may be removed at any time, with or without cause, by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee), and any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee). Any person ceasing to be a director shall ipsofacto cease to be a member of any committee, including the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. Section 7. Resignation. Any member of a committee may resign at any time. This resignation will be made in writing and will take effect at the time specified in the resignation, or, if no time is specified, at the time of its receipt by the Chairman, Chief Executive Officer or Secretary. The acceptance of a resignation will not be necessary to make it effective unless so specified in the resignation. Section 8. Quorum. Unless otherwise specified in the applicable committee charter, a majority of the members of a committee shall constitute a quorum, and the act of a majority of the members of a committee present at any meeting at which a quorum is present will be the act of the committee. The members of a committee will act only as a committee, and the individual members of the committee will not have any powers in their individual capacities. Section 9. Record of Proceedings, etc. Each committee will keep a record of its acts and proceedings, and will report the same to the Board of Directors when and as required by the Board of Directors. Section 10. Organization, Meetings, Notices, etc. A committee may hold its meetings at the principal office of the Corporation, or at any other place that a majority of the committee may at any time agree upon. Each committee may make rules as it deems expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of a committee may be given by the Secretary of the Corporation or by the Chairman of the committee and will be sufficient if mailed to each member at his or her residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him or her at that place by telegraph, cable or facsimile, or 23 by electronic mail at his or her electronic mail address on record with the Corporation or delivered personally or by telephone not later than 24 hours before the time at which the meeting is to be held. Section 11. Compensation. The members of any committee will be entitled to such compensation as may be allowed them by resolution of the Board of Directors. ARTICLE V OFFICERS Section 1. Number. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a Treasurer, a Secretary and such other officers as may be determined from time to time by the Board of Directors. Such other officers shall be elected or appointed in such manner, have such duties and hold their offices for such terms as may be determined from time to time by the Board of Directors. Section 2. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors. Section 3. Resignation. Any officer of the Corporation may resign at any time. This resignation shall be in writing and take effect at the time specified in the resignation, or if no time is specified, at the time of its receipt by the Chairman, Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified in the resignation. Section 4. Filling of Vacancies. A vacancy in any office will be filled by the Board of Directors or by the authority appointing the predecessor in such office. Section 5. Compensation. The compensation of the officers will be fixed by the Compensation Committee. Section 6. Chief Executive Officer. The Chief Executive Officer will have the power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. The Chief Executive Officer will be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, will be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Executive Officer. Section 7. Chief Financial Officer. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer or that are assigned to him or her by the Board of Directors or the Chief Executive Officer. Section 8. Treasurer. The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his possession. The Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and will deposit the 24 same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts. The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors or the Chief Executive Officer. Section 9. Secretary. The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books maintained for that purpose. The Secretary may affix the seal of the Corporation to all instruments to be executed on behalf of the Corporation under its seal. The Secretary will perform the duties and have all other powers that are incident to the office of Secretary or that are assigned to him or her by the Board of Directors or the Chief Executive Officer. Section 10. Assistant Secretary and Assistant Treasurer. In the event of the absence or inability to serve of the Secretary, an assistant secretary shall perform all the duties of the Secretary, and in the event of the absence or inability to serve of the Treasurer, an assistant treasurer shall perform all the duties of the Treasurer. ARTICLE VI CAPITAL STOCK Section 1. Issue of Shares of Stock. The shares of capital stock of the Corporation may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of capital stock will be in the form approved by the Board of Directors. The certificates (if any) will be numbered in the order of their issue and will be signed by the Chairman of the Board of Directors, the Chief Executive Officer or one of the vice presidents, and the Secretary or an assistant secretary or the Treasurer or an assistant treasurer, and the seal of the Corporation or a facsimile of the seal will be impressed or affixed or reproduced on the certificates; provided, however, that where the certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board of Directors, Chief Executive Officer, vice president, Secretary, assistant secretary, Treasurer or assistant treasurer may be a facsimile. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock. Section 2. Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation will be entered on the books of the Corporation together with the number of shares held by him or her and the dates of issue. Shares of stock of the Corporation will be transferable on the books of the Corporation by the holders of the shares in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power 25 of transfer endorsed thereon or attached thereto, duly executed, if shares are held in certificated form, or upon the receipt of transfer instructions from the owner thereof, if shares are held in uncertificated form, and in either case with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record will be made of each transfer. The Board of Directors may make other rules and regulations concerning the transfer and registration of shares of stock, may appoint a transfer agent or registrar or both and may require any certificates of stock issued bear the signature of either or both. Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock certificate of the Corporation will immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate. The Corporation may issue (i) a new certificate of stock or (ii) uncertificated shares in the place of any certificate previously issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of the new certificate and against all other liability in the premises, or may remit the owner to any remedy or remedies he or she may have under the laws of the State of Delaware. Section 4. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by law. ARTICLE VII DIVIDENDS, SURPLUS, ETC. The Board of Directors will have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation will be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends. ARTICLE VIII MISCELLANEOUS PROVISIONS Section 1. Fiscal Year. The fiscal year of the Corporation will commence on the first day of January and end on the last day of December. Section 2. Corporate Seal. The corporate seal will be in the form approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile of the seal to be impressed or affixed or reproduced or otherwise. Section 3. Notices. Except as otherwise expressly provided, any notice required to be given by these By-Laws will be sufficient if given by depositing the same in a post office or letter 26 box in a sealed postpaid wrapper addressed to the person entitled to the notice at his or her address, as the same appears upon the books of the Corporation, or by electronic mail at his or her electronic mail address on record with the Corporation or by telegraphing or cabling the same to that person at that address, or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, sent by electronic mail, telegraphed or cabled, or sent by facsimile. Section 4. Waiver of Notice. Any stockholder or director may at any time, by writing or by telegraph, cable or facsimile transmission, waive any notice required to be given under these By-Laws, and if any stockholder or director is present at any meeting his or her presence will constitute a waiver of notice. Section 5. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, will be signed by an officer or officers, agent or agents of the Corporation, and in such manner, as will from time to time be designated by resolution of the Board of Directors. Section 6. Deposits. All funds of the Corporation will be deposited from time to time to the credit of the Corporation in a bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of the deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by agents of the Corporation as the Board of Directors or the Chief Executive Officer may authorize for that purpose. Section 7. Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chief Executive Officer, any vice president and the Treasurer each has full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder, and to execute a proxy to any other person to represent the Corporation at any meeting, and at any meeting of the stockholders of any corporation of which the Corporation is a stockholder. The Chief Executive Officer, any vice president or the Treasurer or the holder of any proxy, as the case may be, will possess and may exercise any and all rights and powers incident to ownership of the stock which the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons. Section 8. Internal Cross-References. Except as otherwise provided, when a reference is made in these By-Laws to “this By-Law” or “this Section” such reference shall be deemed to be a reference to the entire Section of these By-Laws that contains such cross-reference and not to any particular subsection or paragraph thereof. 27

ARTICLE IX EXCLUSIVE FORUM To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought in the name or right of the corporation or on its behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or any provision of the Certificate of Incorporation or By-laws (as either may be amended from time to time) or as to which the General Corporation Law of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-laws, shall be the Court of Chancery of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provision of this ARTICLE IX. ARTICLE X AMENDMENTS The Board of Directors will have the power to make, rescind, alter, amend and repeal these By-Laws, provided, however, that the stockholders will have power to rescind, alter, amend or repeal any By-Laws made by the Board of Directors, and to enact By-Laws that will not be rescinded, altered, amended or repealed by the Board of Directors. Notice of the proposal to make, amend or repeal any provision of these By-Laws will be included in the notice of any meeting of the stockholders or the Board of Directors at which the action is to be considered. Dated: August 8, 2018 28